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                                   EXHIBIT 22

                         SUBSIDIARIES OF THE REGISTRANT


                                                    State or other
                                                    Jurisdiction of
Subsidiaries                                        Incorporation
------------                                        -------------
Cedar Corporation                                   Nevada
Cedro de Mexico, S.A. De C.V.                       Mexico
Condor D.C. Power Supplies, Inc.                    California
Elecktro-Metall Export GmbH                         Germany
Industrias SL, S.A. de C.V                          Mexico
PDQ Corporation                                     New Jersey
RFL Electronics Inc.                                Delaware
SL Ameritech Plastics, Inc.                         New York
SL Auburn, Inc. (a)                                 New York
SL Delaware, Inc.                                   Delaware
SL Industries Deutschland GmbH                      Germany
SL Industries Holding GmbH                          Germany
SL Industries Vertrieb GmbH                         Germany
SL International (FSC), Inc.                        U.S. Virgin Islands
SL Surface Technologies, Inc. (b)                   New Jersey
SL Montevideo Technology, Inc.                      Minnesota
SL Piping Systems, Inc. (c)                         Delaware
SL Waber, Inc.                                      New Jersey
Teal Electronics Corporation                        California
Waber de Mexico, S.A. De C.V.                       Mexico
Waber Power, LTD(d)                                 Connecticut


     All of the registrant's subsidiaries are included in the consolidated financial statements for the year ended July 31, 1999.


-------------------------
(a)   Disposed on May 1, 1997.
(b)   Formerly SL Modern Hard Chrome, Inc.
(c)   Disposed on February 20, 1996.
(d)   Formerly SL Electrostatic Technology, Inc.